Exhibit 10.36

AMENDMENT NUMBER THREE

TO THE

FOUNDING INVESTOR RIGHTS AGREEMENT

This Amendment Number Three (the “Amendment”) to the Founding Investor Rights Agreement dated January 1, 2009, as amended on June 7, 2010 and October 27, 2010 (the “Investor Rights Agreement”), is entered into as of July 24, 2012 (the “Effective Date”) by and among ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation, with its principal place of business at 300 Third Street, Cambridge, Massachusetts 02142 (“Alnylam”), ISIS PHARMACEUTICALS, INC., a Delaware corporation, with its principal place of business at 2855 Gazelle Court, Carlsbad, California 92010 (“Isis”), and REGULUS THERAPEUTICS INC., a Delaware corporation, with its principal place of business at 3545 John Hopkins Court, Suite 210, San Diego, CA 92121 (“Regulus”).

RECITALS

WHEREAS, Regulus, Isis and Alnylam entered into the Investor Rights Agreement; and

WHEREAS, Isis, Alnylam, and Regulus now desire to amend the Investor Rights Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Isis, Alnylam and Regulus each agrees as follows:

1. DEFINITIONS

Capitalized terms used herein and not defined elsewhere herein have the meanings set forth in the Investor Rights Agreement.

2. AMENDMENT TO SECTION 3.5

2.1 Section 3.5. Section 3.5 of the Investor Rights Agreement shall be amended and restated in its entirety as follows:

“Board of Directors. The Board will consist of up to nine (9) directors (each, a “Director”). Alnylam will have the right to designate two (2) Directors who need not be Independent Directors (the “Alnylam Directors”). Isis will have the right to designate two (2) Directors who need not be Independent Directors (the “Isis Directors”). The President of the Company will, at all times while in office, be a Director. The remaining members will be independent industry representatives approved by the other Directors then serving on the Board. The Alnylam Directors and Isis Directors will serve at the pleasure of the Founding Investor designating such Director until such Director’s removal by the designating Founding Investor or such Director’s resignation. If there is a vacancy on the Board, the vacancy will be filled by the Founding Investor, if any, who initially designated the Director, and if the vacancy is caused by the termination of the President, such vacancy will be filled when the then existing Board appoints the new President. Any Founding Investor may remove, at any time and for any reason, any or all of the Directors designated by such Founding Investor and designate in lieu thereof any individual(s) to serve the remainder of the relevant term.”

3. MISCELLANEOUS

3.1 Other Terms. All other terms and conditions of the Investor Rights Agreement shall remain in full force and effect.

3.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereby execute this Amendment Number Three to the Founding Investor Rights Agreement as of the Effective Date.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John Maraganore
Name:	John Maraganore, Ph.D.
Title:	Chief Executive Officer

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name:	B. Lynne Parshall
Title:	Chief Operating Officer and Chief Financial Officer

REGULUS THERAPEUTICS INC.

By:	/s/ Kleanthis G. Xanthopoulos
Name:	Kleanthis G. Xanthopoulos, Ph.D.
Title:	President and CEO